Exhibit 99.1

The First Bancorp Reports Third Quarter Results

DAMARISCOTTA, ME, October 21 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the first nine months of 2009, with net income of $10.4 million, down $646,000 or 5.9% from the $11.0 million posted for the same period in 2008. Earnings per common share on a fully diluted basis were $0.98 for the nine-months ended September 30, 2009, down $0.15 or 13.3% from the $1.13 posted for the same period in 2008.

The Company also announced unaudited results for the quarter ended September 30, 2009, with net income of $2.9 million, a decrease of $942,000 or 24.6% from the third quarter of 2008 and down $872,000 or 23.2% from the previous quarter. Earnings per common share on a fully diluted basis were $0.26 for the quarter ended September 30, 2009, down $0.13 or 33.3% from the third quarter of 2008 and down $0.09 or 25.7% from the previous quarter.

“The core business of The First Bancorp continues to be the spread business from traditional banking services – the difference between what we earn from loans and investments and what we pay for deposits and borrowed funds – and this has done extremely well in 2009,” noted Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “With low interest rates and a steep yield curve, net interest income for the nine months ended September 30, 2009 is up $5.9 million or 21.7% over the first nine months of 2008 and our net interest margin widened from 3.27% for the first nine months of 2008 to 3.65% for the first nine months of 2009.

“At the same time, we continue to be in the longest and worst recession since the Great Depression of the 1930’s,” President Daigneault went on. “With weakening credit quality, our provision for loan losses is significantly higher in 2009 than it was last year. The slump in the housing market is continuing and unemployment is at 9.8%. Fortunately, the unemployment rate in Maine, at 8.5%, is somewhat better than the national average. These unemployment numbers, however, do not reflect the number of people who have experienced reduced incomes from wage cutbacks and loss of overtime. In Maine, many people who are self-employed are also experiencing a decline in business revenues impacting their individual incomes as well.

“Non-performing loans stood at 1.80% of total loans as of September 30, 2009, compared to 0.78% a year ago and 1.57% as of June 30, 2009,” President Daigneault noted. “While there has been a large increase in problem loans during the past year, our ratio remains much lower than the average for our peer group, which reported non-performing loans at 3.26% of total loans. It is also somewhat lower than the average for all commercial banks in Maine, with non-performing loans at 2.18% of total loans. These averages were as of June 30, 2009, the latest peer data available. Past due loans, the other primary indicator of credit quality, were 2.88% of total loans as of September 30, 2009, down from 3.02% as the end of the previous quarter and 3.00% a year ago.

“During the first nine months of 2009 we have provisioned $7.7 million for loan losses compared to $2.3 million for the same period in 2008,” President Daigneault said. “As a result, our allowance for loan losses has increased by $4.0 million in the first nine months of 2009 and is now at $12.8 million or 1.31% of total loans compared to 0.90% at the beginning of the year and 1.20% at the end of the previous quarter. The increase in the allowance for loan losses is directionally consistent with the deterioration in credit quality of our loan portfolio, as well as with the performance of the national and local economies, higher levels of unemployment and the outlook for a weak economy and weak housing market continuing for some time to come. Actual loan losses for the first nine months of 2009 were $3.7 million or 0.49% of average loans on an annualized basis compared to 0.20% for the first nine months of 2008 on an annualized basis. For the year ended December 31, 2008, net chargeoffs were $2.7 million or 0.28% of loans outstanding.”

“Although we posted modest asset growth early in the year, during the second and third quarters we have not replaced securities which matured or were called and residential mortgages which refinanced were sold to the secondary market,” observed F. Stephen Ward, The First Bancorp’s Chief Financial Officer “Year-to-date, assets are up $6.1 million or 0.5%, with investments up $2.5 million and loans down $5.4 million. On the liability side of the balance sheet, low-cost deposits are up $20.0 million or 7.7% year-to-date, which is in line with our normal seasonal pattern.

“Remaining well capitalized is one of the most important concerns for banks in these difficult economic times,” CFO Ward stated. “As of September 30, 2009, the Bank’s total risk-based capital ratio was 14.82%, well above the well-capitalized threshold of 10.0% set by the FDIC. In the first quarter we added $25.0 million in preferred stock under the U.S. Treasury Capital Purchase Program, which provides us with greater ability to ride out the current economic storm. It also provides greater opportunity to work with individuals and businesses as they also struggle through these adverse economic conditions.

“Our year-to-date results were impacted by a $630,000 expense for a one-time special FDIC insurance assessment in the first half of 2009,” Mr. Ward said. “This special assessment was levied on all banks in the country based upon their size and is in addition to the higher quarterly premiums being charged to the banks to replenish the FDIC insurance fund which has been used to cover the losses of failed banks.”

“The Company’s operating ratios are healthy, even with the larger than normal provision for loan losses we have made in 2009,” President Daigneault noted. “Our return on average assets was 1.02% for the first nine months of 2009 while our return on average tangible common equity was 14.76%. This compares to -0.12% and -1.76%, respectively, for our peer group as of June 30, 2009. Our efficiency ratio is excellent at 43.01% for the first nine months of 2009 compared to 46.73% for the same period in 2008, driven by the significant increase in net interest income while operating expense increased only modestly. As of June 30, 2009, the average efficiency ratio for our peer group was 72.68%.

“Our price per share closed the quarter at $18.60,” President Daigneault observed, “down $1.29 from the December 31, 2008 closing price of $19.89 per share. Because of our market capitalization, we continue to be included in the Russell 2000 and Russell 3000 indices which has led to more day-to-day volatility in our share price recently. Our year-to-date total return with dividends reinvested was -4.5%, which compares to -25.8% for the KBW Regional Bank Index and +22.1% and +20.8% for the Russell 2000 and Russell 3000 indices, respectively.

“Despite the economic challenges presented by the current recession, The First Bancorp continues to do well,” President Daigneault concluded. “Our peers are posting net losses on average, as seen in their negative return on assets and negative return on equity, while we continue to show very good earnings. Our strong net interest income and mortgage origination income have offset the higher provision for loan losses in 2009, the one-time special assessment for FDIC insurance and the write down of an investment security for other-than-temporary-impairment. We remain very well-capitalized, and we have been able to maintain our quarterly dividend at $0.195 per share, which we feel is important to most of our shareholders.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	9/30/2009	12/31/2008	9/30/2008
Assets
Cash and due from banks	$16,421	$16,856	$21,667
Overnight funds sold	7,500	-	-
Securities available for sale	53,268	27,765	35,306
Securities to be held to maturity	211,784	234,767	225,751
Loans held for sale	2,794	1,298	1,203
Loans	973,823	979,273	960,897
Less allowance for loan losses	12,800	8,800	8,303
Net loans	961,023	970,473	952,594
Accrued interest receivable	5,648	5,783	6,785
Premises and equipment	18,357	16,028	16,301
Other real estate owned	2,995	2,428	2,168
Goodwill	27,684	27,684	27,684
Other assets	24,368	22,662	21,803
Total assets	$1,331,842	$1,325,744	$1,311,262
Liabilities
Demand deposits	$74,049	$68,399	$75,753
NOW deposits	112,087	108,188	110,365
Money market deposits	101,352	129,333	123,157
Savings deposits	93,363	82,867	85,230
Certificates of deposit	228,835	246,152	413,913
Certificates $100,000 and over	350,386	290,797	110,574
Total deposits	960,072	925,736	918,992
Borrowed funds	213,061	272,074	264,617
Other liabilities	11,095	10,753	11,781
Total Liabilities	1,184,228	1,208,563	1,195,390
Shareholders' equity
Preferred stock	24,582	-	-
Common stock	97	97	97
Additional paid-in capital	45,003	44,117	43,995
Retained earnings	78,000	74,057	72,939
Net unrealized gains on securities available-for-sale	189	(819)	(899)
Net unrealized loss on postretirement benefit costs	(257)	(271)	(260)
Total shareholders' equity	147,614	117,181	115,872
Total liabilities & shareholders' equity	$1,331,842	$1,325,744	$1,311,262
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,725,405	9,696,397	9,689,711
Book value per share	$12.65	$12.09	$11.96
Tangible book value per share	$9.80	$9.23	$9.10

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2009	9/30/2008	9/30/2009	9/30/2008
Interest income
Interest and fees on loans	$37,704	$44,219	$12,171	$14,570
Interest on deposits with other banks	1	-	1	-
Interest and dividends on investments	10,388	9,516	3,052	3,321
Total interest income	48,093	53,735	15,224	17,891
Interest expense
Interest on deposits	9,403	18,041	2,709	5,692
Interest on borrowed funds	5,365	8,312	1,700	2,576
Total interest expense	14,768	26,353	4,409	8,268
Net interest income	33,325	27,382	10,815	9,623
Provision for loan losses	7,660	2,314	3,060	875
Net interest income after provision for loan losses	25,665	25,068	7,755	8,748
Non-interest income
Investment management and fiduciary income	998	1,138	320	358
Service charges on deposit accounts	1,754	2,191	596	703
Net securities gains	-	6	1	-
Mortgage origination and servicing income	1,913	370	370	154
Other operating income	3,860	3,845	1,690	1,663
Total non-interest income	8,525	7,550	2,977	2,878
Non-interest expense
Salaries and employee benefits	7,994	8,625	2,842	2,945
Occupancy expense	1,182	1,150	348	376
Furniture and equipment expense	1,700	1,508	562	566
FDIC insurance premiums	1,276	266	315	128
Net securities losses	147	-	-	22
Other than temporary impairment charge	916	-	-	-
Amortization of identified intangibles	213	213	71	71
Other operating expense	6,464	5,396	2,734	2,198
Total non-interest expense	19,892	17,158	6,872	6,306
Income before income taxes	14,298	15,460	3,860	5,320
Applicable income taxes	3,918	4,434	970	1,488
NET INCOME	$10,380	$11,026	$2,890	$3,832
Earnings per common share
Net income, as reported	$10,380	$11,026	$2,890	$3,832
Less dividends and amortization of premium on preferred stock	824	-	337	-
Net income available to common	$9,556	$11,026	$2,553	$3,832
Basic earnings per share	$0.98	$1.14	$0.26	$0.40
Diluted earnings per share	$0.98	$1.13	$0.26	$0.39
Weighted average number of shares outstanding	9,716,129	9,703,901	9,723,757	9,689,053
Incremental shares	26,808	20,103	52,629	21,290

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the nine months ended		For the quarters ended
except for per share amounts	9/30/2009	9/30/2008	9/30/2009	9/30/2008

Summary of Operations
Interest Income	$48,093	$53,735	$15,224	$17,891
Interest Expense	14,768	26,353	4,409	8,268
Net Interest Income	33,325	27,382	10,815	9,623
Provision for Loan Losses	7,660	2,314	3,060	875
Non-Interest Income	8,525	7,550	2,977	2,856
Non-Interest Expense	19,892	17,158	6,872	6,284
Net Income	10,380	11,026	2,890	3,832
Per Common Share Data
Basic Earnings per Share	$0.98	$1.14	$0.26	$0.40
Diluted Earnings per Share	0.98	1.13	0.26	0.39
Cash Dividends Declared	0.585	0.570	0.195	0.195
Book Value	12.65	11.96	12.65	11.96
Tangible Book Value	9.80	9.10	9.80	9.10
Market Value	$18.60	$19.60	$18.60	$19.60
Financial Ratios
Return on Average Equity (a)	11.40%	12.67%	9.28%	12.98%
Return on Average Tangible Equity (a)	14.76%	16.63%	11.96%	16.95%
Return on Average Assets (a)	1.02%	1.17%	0.85%	1.17%
Average Equity to Average Assets	10.69%	9.19%	11.01%	9.02%
Average Tangible Equity to Average Assets	8.66%	7.01%	8.95%	6.91%
Net Interest Margin Tax-Equivalent (a)	3.65%	3.27%	3.59%	3.31%
Dividend Payout Ratio	59.69%	50.00%	75.00%	48.75%
Allowance for Loan Losses/Total Loans	1.31%	0.86%	1.31%	0.86%
Non-Performing Loans to Total Loans	1.80%	0.78%	1.80%	0.78%
Non-Performing Assets to Total Assets	1.58%	0.74%	1.58%	0.74%
Efficiency Ratio	43.01%	46.73%	47.54%	48.03%
At Period End
Total Assets	$1,331,842	$1,311,262	$1,331,842	$1,311,262
Total Loans	973,823	960,897	973,823	960,897
Total Investment Securities	265,052	261,057	265,052	261,057
Total Deposits	960,072	918,992	960,072	918,992
Total Shareholders’ Equity	147,614	115,872	147,614	115,872
(a) Annualized using a 365-day basis in 2009 and 366-day basis in 2008

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully taxable equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2009 and 2008.

	For the nine months ended September 30		For the quarters ended September 30
In thousands of dollars	2009	2008	2009	2008
Net interest income as presented	$ 33,325	$ 27,382	$ 10,815	$ 9,623
Effect of tax-exempt income	1,787	1,642	617	535
Net interest income, tax-equivalent	$ 35,112	$ 29,024	$ 11,432	$ 10,158

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended September 30		For the quarters ended September 30
In thousands of dollars	2009	2008	2009	2008
Non-interest expense, as presented	$19,892	$17,158	$6,872	$6,306
Net securities losses	(147)	-	-	(22)
Other than temporary impairment charge	(916)	-	-	-
Adjusted non-interest expense	18,829	17,158	6,872	6,284
Net interest income, as presented	33,325	27,382	10,815	9,623
Effect of tax-exempt income	1,787	1,642	617	535
Non-interest income, as presented	8,525	7,550	2,977	2,878
Effect of non-interest tax-exempt income	138	138	46	46
Net securities gains	-	6	1	-
Adjusted net interest income plus non-interest income	$43,775	$36,718	$14,456	$13,082
Non-GAAP efficiency ratio	43.01%	46.73%	47.54%	48.03%
GAAP efficiency ratio	47.53%	49.12%	49.83%	50.44%

The Company presents certain information based upon tangible average shareholders’ equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of tangible average shareholders’ equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended September 30		For the quarters ended September 30
In thousands of dollars	2009	2008	2009	2008
Average shareholders’ equity as presented	$145,990	$115,887	$148,094	$117,085
Intangible assets	27,684	27,584	27,684	27,385
Tangible average shareholders’ equity	$118,306	$88,303	$120,410	$89,700

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.